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                                                                      Exhibit 32


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Argo-Tech Corporation (the "Company") on Form 10-Q for the quarter ended July 26, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:





     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



Date:  September 8, 2003
                                      By: /s/ Michael S. Lipscomb
                                          -----------------------
                                          Michael S. Lipscomb
                                          Chief Executive Officer


                                      By: /s/  Frances S. St. Clair
                                          -------------------------
                                          Frances S. St. Clair
                                          Chief Financial Officer







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